Commercial Depth. Operational Excellence. A Commitment to Advance Innovation to Address Unmet Needs. John P. Butler, CEO David A. Spellman, CFO Mercedes Carrasco, IR & Corp Comm January 2023  Exhibit 99.1

Statements in this presentation regarding Akebia Therapeutics, Inc.’s (“Akebia’s”) strategy, plans, prospects, expectations, beliefs, intentions and goals are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended, and include, but are not limited to, statements regarding: Akebia's plans, strategies and prospects for its business, including with respect to Akebia’s Formal Dispute Resolution Request, or FDRR, that Akebia submitted with the U.S. Food and Drug Administration, or FDA, to appeal the Complete Response Letter that it received in March 2022 and its expectations regarding the timing of a potential response from the FDA to the FDRR; Akebia’s ability to implement its main objectives, including its cash management strategy, support of vadadustat, investment in a pipeline of internal assets and assessing other strategic growth opportunities when appropriate; the timing of, or likelihood of, regulatory approval of vadadustat by the FDA or European Medicines Agency, or EMA, including with respect to labeling or other restrictions; expectations with respect to Akebia’s pipeline, including Akebia’s ability to execute on its development plans, including expectations of the timing and outcome of the study in acute respiratory distress syndrome, or ARDS, and Akebia’s early hypoxia inducible factor, or HIF, research; Akebia's revenue guidance for Auryxia in 2022 and expectations and assumptions related thereto; Akebia's goals, objectives and expectations with respect to its operating plan and cash resources, including its belief that its existing cash resources and revenues from Auryxia will be sufficient to fund its current operating plan for at least the next twelve months; the potential therapeutic benefits, safety profile, and effectiveness of vadadustat for anemia due to chronic kidney disease, or CKD, or for ARDS;  Akebia’s outlook as it relates to future opportunities for vadadustat in the U.S., Europe, and other territories, including the potential demand and market opportunity for vadadustat, if approved, and the size of eligible patient populations and Akebia’s ability to secure a new commercial partner for vadadustat in Europe and other territories; and the potential therapeutic applications of the HIF pathway.  The terms “believe,” “plan,” “potential,” “estimate,” “expect,” “future,” “advance,” “will,” “continue,” derivatives of these words, and similar references are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results, performance or experience may differ materially from those expressed or implied by any forward-looking statement as a result of various risks, uncertainties and other factors, including, but not limited to, risks associated with: the potential demand and market potential and acceptance of, as well as coverage and reimbursement related to, Auryxia, including estimates regarding the potential market opportunity; Akebia's ability to implement cost avoidance measures and reduce overhead costs, including its ability to reduce operating expenses; decisions made by health authorities, such as the FDA and the EMA, with respect to regulatory filings, including the New Drug Application and the FDRR for vadadustat; the potential therapeutic benefits, safety profile, and effectiveness of vadadustat; manufacturing, supply chain and quality matters and any recalls, write-downs, impairments or other related consequences or potential consequences; the risk that future clinical trials of product candidates may be unsuccessful, including that vadadustat may not be found to be an effective treatment for ARDS; Akebia’s intellectual property position, including its ability to obtain, maintain and enforce patent and other intellectual property protection for Akebia’s commercial product, Auryxia, vadadustat and any other product candidates; and early termination of any of Akebia's collaborations. Other risks and uncertainties include those identified under the heading "Risk Factors" in Akebia's Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, and other filings that Akebia may make with the U.S. Securities and Exchange Commission in the future. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and, except as required by law, Akebia does not undertake, and specifically disclaims, any obligation to update any forward-looking statements contained in this presentation. Akebia Therapeutics®, Auryxia® and VafseoTM are registered trademarks of Akebia Therapeutics, Inc. and its affiliates. CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS

A Commitment to Address Patients’ Unmet Needs

Maximize Value and Advance Innovation

Akebia

1 Revenue + Cash Management

- Auryxia® (ferric citrate) net product revenue up 27% in the first three quarters of 2022 vs first three quarters of 2021
- R&D and SG&A expenses down 17% in the first three quarters of 2022 vs first three quarters of 2021*

2 Support Vadadustat Globally

- Vafseo™ in market in Japan
- Vadadustat under review in EU; CHMP opinion expected in Q1 2023
- Vadadustat under review in US; Interim response to its Formal Dispute Resolution Request (FDRR) received in December 2022; Akebia expects to submit requested information in January 2023

3 Pipeline & Strategic Growth

- Acute Respiratory Distress Syndrome (ARDS) study with UT Health expected to commence this year
  - High unmet need with ~46% mortality with severe ARDS[1]
- Progress early HIF research for IND in 2024 in an acute indication

CHMP is The Committee for Medicinal Products for Human Use. HIF is hypoxia-inducible factor. *When excluding one-time restructuring charge of ~$14.7M in 2022 [1]https://pubmed.ncbi.nlm.nih.gov/26903337/

Strategic Pillar: Revenue and Cash Management

Auryxia® (ferric citrate) Hyperphosphatemia in patients with CKD on dialysis (2014) Iron deficiency anemia in patients with CKD not on dialysis (2017) FDA approved in two indications: Serving the Renal Market Compelling product profile with favorable MoA efficacy and tolerability Akebia Cares: Ensures Auryxia access for eligible patients Year Over Year Revenue Growth to Fund Current Operations $142M net product revenue in FY2021 $127M net product revenue through Q3 YTD 2022 Expect to achieve upper end of previously disclosed revenue guidance of $170-$175M.

Cost Management Principles In Place YTD Expenses ↆ17% 2022 from 2021 ↆ30% 2022 from 2020 $100M $67M Senior Secured Debt Balance** Operating Expenses 9 Months YTD (Q1-Q3) 2020-2022  Q1-Q3  Q1-Q3  Q1-Q3 $208M* $80M Expense Management - Q3 2022 R&D: $27.4M; Down from $40.5M in Q3 2021 SG&A: 30.9M; Down from $46.4 in Q3 2021 Strong Balance Sheet Year End Debt Balance of $67M Retired a portion of debt facility with Pharmakon; Saving ~34% of cash interest on loan for remainder of term * When excluding one-time restructuring charge of ~$14.7M in 2022 **Debt as of September 30 in each year. Year End 2020 was $100M, following $20M drawdown in Q4 2020

Strategic Pillar: Support Vadadustat Globally

Unmet Need in Treatment of Anemia due to CKD

Anemia may be associated with adverse clinical outcomes in patients with chronic kidney disease (CKD)

Dialysis-Dependent (DD) Patients

- Anemia due to CKD is well recognized, but not always well controlled
- Despite available options, a percentage of patients still do not achieve Hb levels within the target range[1]

Non-Dialysis Dependent (NDD) Patients

- Anemia due to CKD not well recognized and many patients not under care of nephrologist
- Patients less often treated, influenced by route of administration and safety concerns

Shortcomings of the Current Standard of Care (ESAs)

- Inconvenient injectable administration, mostly performed in office/center
- Associated with frequent hemoglobin overshoots, supra physiologic elevations of EPO

Hb is Hemoglobin. ESA is erythropoietin stimulating agent. EPO is erythropoietin.
[1]DOPPS: https://www.dopps.org/DPM-HD/DPMSlideBrowser.aspx?type=Topic&id=1

Vadadustat

Investigational oral HIF-prolyl hydroxylase inhibitor for anemia due to CKD

	Status	Market Potential

Europe and Other Territories	▪ MAA for DD and NDD patients submitted to European Medicines Agency in October 2021; CHMP opinion expected Q1 2023
	▪ Akebia seeking commercial partner in Europe following potential approval by EMA
	▪ Also, under review in UK, Switzerland, Australia, Korea and Taiwan
		▪ Full rights in Europe and certain other territories*
		▪ Potential multi-billion € opportunity in EU5 alone:
		  ▪ ~203k dialysis dependent patients treated with ESA[1]
		  ▪ At least 300k non-dialysis dependent patients treated with ESA[1]

United States	▪ Received interim response from FDA to formal dispute resolution request for vadadustat in DD patient population regarding Complete Response Letter received in March 2022 ▪ Akebia expects to submit requested information in January 2023 and expects to receive a response to its appeal 30 days post submission	▪ U.S. rights subject to license agreement with CSL Vifor that leverages their exclusive distribution into certain dialysis organizations, representing ~60%[2] of the dialysis market. ▪ $2B estimated U.S. dialysis market potential[3]

MAA is marketing authorisation application. EU5 is France, Germany, Italy, Spain, UK
*Australia, China, Canada, Latin America, Middle East and Russia
[1] EU5 for dialysis dependent and non-dialysis dependent patient populations; CVRG CKD (2016-2025) & DRG (2018); Spherix RealWorld Dynamix, 2022 [2] Vifor Pharma Ltd./Annual Report 2019 [3] 2020 USRDS Annual Data Report: https://adr.usrds.org/2020/reference-tables. Based on internal estimates and industry reports estimating ESA pricing.

Strategic Pillar: Pipeline and Strategic Growth

Discovery Phase 1 Phase 2 Phase 3 In Regulatory Review Process In Market Auryxia Hyperphosphatemia Iron Deficiency Anemia United States Japan Taiwan Vafseo1 Anemia DD-CKD Anemia NDD-CKD Japan vadadustat Anemia DD-CKD Anemia NDD-CKD United States2 European Union Access Countries3 Other MTPC Territories4 vadadustat ARDS5 United States praliciguat FSGS6 United States HIF-based Research Exploring multiple indications Global Current In-Market Therapies and Development Plans 1Marketed by MTPC 2Appeal filed for dialysis dependent patient population 3United Kingdom, Switzerland, Australia 4Korea, Taiwan 5Clinical study conducted by UTHealth Houston 6Further CMC development for clinical trial materials ongoing

Angiogenesis Iron homeostasis Energy metabolism pH regulation EPO production Cell cycle and growth HIF pathway1-4 Strategic Investment to Advance Pipeline Utilizing Akebia’s investigations into the HIF mechanism of action in anemia due to CKD to other hypoxic conditions, such as acute respiratory distress syndrome. The discovery of HIF has laid the foundation to help understand the central role of oxygen sensing in many diseases. Expertise in HIF Science and Renal Defines Focus 1Maxwell PH, Eckardt KU. Nat Rev Nephrol. 2016;12(3):157-168. 2Kumar H, Choi DK. Mediators Inflamm. 2015;2015:584758. 3Pergola PE, et al. Kidney Int. 2016;90(5):1115-1122. 4Sanghani NS, Haase VH. Adv Chronic Kidney Dis. 2019;26(4):253-266

Acute Respiratory Distress Syndrome (ARDS) Life-threatening acute form of lung disease characterized by acute bilateral pulmonary edema, severe hypoxia Usually requires intubation and mechanical ventilation1 Prevents other organs from getting the oxygen they need to function When stabilized, HIF triggers wide-ranging adaptive, protective responses during hypoxic or ischemic conditions. HIF target genes have the potential to address the pathophysiology of ARDS.  Upregulate extracellular adenosine signaling Increases in glycolytic capacity of alveolar epithelia Anti-inflammatory signaling that resolves mucosal inflammation Stimulate EPO and VEGF production to increase oxygen delivery to hypoxic tissue Directly caused by pneumonia, aspiration, trauma; Sepsis is the most common indirect cause2 The HIF Pathway in ARDS3 1https://www.uptodate.com/contents/ventilator-management-strategies-for-adults-with-acute-respiratory-distress-syndrome.  2https://www.nhs.uk/conditions/acute-respiratory-distress-syndrome/  3Chowdhury R, et al. Chem Soc Rev. 2008 Jul;37(7):1308-19.; Colgan SP, et al. Annu Rev Immunol 38, 341-363.; Koivunen P, et al. Trends Mol Med. 2018 Dec;24(12):1021-1035.; Pugh CW, et al. Nat Med. 2003 Jun;9(6):677-84.; Ecklet T, et al. J Immunol . 2014 Feb 1;192(3):1249-56.

Current standard of care is non-specific and focused on minimizing mechanical ventilation Extended use of mechanical ventilation may lead to long term pulmonary damage due to ventilator induced lung injury and subsequent fibrosis Despite improvement in treatment strategies, a study indicated high hospital mortality rates for patients with ARDS admitted to participating ICUs:1 Mild: 34.9% Moderate: 40.3% Severe: 46.1% Limitations of Standard of Care No approved or widely accepted drug therapy to treat, prevent, or improve outcomes of ARDS 1 https://pubmed.ncbi.nlm.nih.gov/26903337

Initial Findings Evaluating Vadadustat for ARDS

Investigator-sponsored clinical study by UTHealth

Scientific Hypothesis[1,2]

- HIF stabilization may lead to
  - Upregulation of protective genes involved in vascular function and acute inflammation
  - Restoration of endothelial and epithelial barriers
    - Dysregulation of cellular barriers is a common link in multi-organ inflammation in severe COVID-19

Pre-Clinical Evidence[3]

- Mouse model used to evaluate effect of vadadustat when administered 8 hours after lipopolysaccharide-induced lung inflammation and assessed at 24 hours
- Compared to control, vadadustat-treated mice had:
  - Significantly lower bronchoalveolar lavage cell, neutrophil, and macrophage counts
  - Significant changes in cytokines

Investigator-Sponsored Clinical Study - UTHealth

- 449 adult subjects at 5 hospitals; randomized 1:1 to vadadustat 900 mg or placebo 1x per day orally for up to 14 days while hospitalized; measured on NIAID-OS* at Day 7 and Day 14 (primary)
- Vadadustat demonstrated 94% probability of conferring benefit on the NIAID-OS at Day 14, but failed to meet the primary superiority threshold of >95% probability. In a pre-specified analysis at Day 7, there was a 97% probability that vadadustat was superior to placebo.
- The incidence of treatment emergent adverse events was 78.6% in the vadadustat group vs 76.2% in the placebo group

[1]Marchetti M. Ann Hematol. 2020;99(8):1701-1707
[2]Watts ER, Sarah R Walmsley SR. Trends Mol Med. 2019 Jan;25(1:33-46.
[3]Data on File. Akebia Therapeutics, Inc.
*National Institute of Allergy and Infectious Disease Ordinal Scale

Integrated Biotechnology Company Existing cash resources and product revenue expected to be sufficient to fund current operating plan through at least 12 months**  Auryxia® (ferric citrate) in market Experienced Account Managers targeting key accounts Medical Science Liaison Team with significant renal experience Manufacturing capability supporting two global supply chains U.S. Field Team Supporting Nephrology Market Experienced Leadership Team and Board of Directors Two approved medicines: Auryxia and Vafseo* Breadth of scientific experience  Leveraged Nobel Prize-winning science – the HIF mechanism Expertise in leading discovery and development programs  Designed, actively managed global Phase 3 trials of 7,000+ patients Innovative Research & Development Team * Vafseo approved in Japan and commercialized by MTPC **Assumes that Auryxia revenues continue to grow, and Akebia is successful implementing cost reduction measures.

Corporate Officers Akebia’s Leadership Team Chief Executive Officer John Butler Chief Financial Officer David Spellman Chief Medical Officer Steven K. Burke, M.D. Chief Operating Officer Michel Dahan Chief Legal Officer Nikki Hadas SVP, Manufacturing Thierry Bilbault SVP, Quality Kimberly Garko SVP, Commercial Bennett Smith VP, Program Executive Tracey Vetterick SVP, People Meredith Bowman SVP, General Counsel Carolyn Rucci Leadership Industry veterans with strong clinical development and commercialization experience across multiple therapeutic areas

Maximize Value and Advance Innovation in Area of Unmet Patient Needs 2023 A Defining Year Building on Our Strategic Pillars 1 Continue Year over Year Revenue Growth of Auryxia Decrease Year over Year Operating Expenses (R&D + SG&A) Revenue + Cash Management 2 Potential European approval of vadadustat Secure EU partnership and support partner launch Continue appeal process with FDA to identify potential path for approval of vadadustat for adult patients on dialysis  Support Vadadustat 3 Advance ARDS program via trial with UTHealth Houston Thoughtfully invest in HIF-based research Pipeline & Strategic Growth